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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 30, 1997
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                               LSI INDUSTRIES INC.
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             (Exact name of registrant as specified in its charter)

          Ohio                                               31-0888951
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(State or other jurisdiction         (Commission            (IRS Employer
     of incorporation)               File Number)           Identification No.)


10000 Alliance Road, Cincinnati, Ohio                                  45242
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    (Address of principal executive offices)                          Zip Code


Registrant's telephone number, including area code  (513) 793-3200
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         (Former name or former address, if changed since last report.)



                                Page 1 of 2 Pages


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Item 2.        Acquisition or Disposition of Assets.
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              On June 30, 1997, the Registrant acquired substantially all of the assets of Grady, McCauley Incorporated ("GMI"), an Ohio corporation headquartered in North Canton, Ohio. The Registrant also acquired real estate where GMI's principal office and manufacturing facility are located from an affiliated entity of GMI. GMI provides custom graphics and specializes in retail store interior and exterior visual merchandising and fleet graphics. GMI reported sales of $14.5 million in 1996 and has approximately 165 employees. Dennis Grady, Chairman and Chief Executive Officer, and David McCauley,
President and Chief Operating Officer, have entered into employment agreements and will continue to manage GMI.

              The Registrant paid GMI and the affiliated entity of GMI an aggregate of $11.5 million in cash and 475,700 shares of the Registrant's Common Stock. The Registrant also assumed certain of GMI's liabilities relating to the purchase of the assets.

Item          7. Financial Statements and Exhibits.
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              The foregoing acquisition is not deemed to be a material
acquisition and, therefore, historical and pro forma financial statements are not provided.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    LSI INDUSTRIES INC.


Date:  July 14, 1997                By:   /S/ Robert J. Ready
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                                         Robert J. Ready
                                         President and Chief Executive Officer